Exhibit 99.1

Contact:	Tim Adams, Chief Financial Officer Anne Rivers, Investor Relations Jeff Keene, Healthcare Media Cytyc Corporation: 508-263-8765 www.cytyc.com

Stephanie Carrington The Ruth Group: 646-536-7017

Shanti Skiffington/Wendy Ryan Schwartz Communications: 781-684-0770

FOR IMMEDIATE RELEASE

CYTYC TO HOLD 2006 INVESTOR DAY ON DECEMBER 12, 2006

Web Cast to be Available through December 26, 2006

Marlborough, Mass., December 8, 2006 – Cytyc Corporation (Nasdaq: CYTC), a leading provider of surgical and diagnostic products targeting cancer diagnostics and women’s health, announced today that the Company will host an Investor Day for institutional investors and analysts at the Four Seasons Hotel in New York City on Tuesday, December 12, 2006, from 8:30 a.m. to 2:00 p.m. ET.

Presentations by Cytyc’s senior executives will encompass a business and strategy review, an international update, and financial guidance. Company presenters will include: Patrick J. Sullivan, chairman, president, and chief executive officer; Timothy M. Adams, chief financial officer; David P. Harding, president, Cytyc International; Tony Kingsley, president, Cytyc Diagnostic Products; Daniel J. Levangie, president, Cytyc Surgical Products, and executive vice president; John P. McDonough, president, Cytyc Development Corporation; and Ellen Sheets, M.D., senior vice president and chief medical officer.

The event will also feature physician clinical overviews with four leading clinicians and a fireside chat on their experience with Cytyc diagnostic and surgical products. Guest presenters will include: Ted L. Anderson, M.D., Ph.D., FACOG, associate professor, obstetrics and gynecology, Vanderbilt University Medical Center, Nashville; Marshall Austin, M.D., Ph.D., professor of pathology and director of cytopathology, Magee-Women’s Hospital of University of Pittsburgh Medical Center, Pittsburgh; Pamela Benitez, M.D., breast surgeon, Beaumont Cancer Center, Royal Oak, Michigan; Sarah Feldman, M.D., M.P.H., director, Pap smear evaluation center, division of gynecologic oncology, Brigham & Women’s Hospital and Dana Farber Cancer Institute and assistant professor division of gynecology and reproductive biology, Harvard Medical School, Boston.

A live web cast of the event, along with the presentation materials, will be available at http://ir.cytyc.com. A replay of the conference will be available at Cytyc’s web site beginning shortly after the event ends on December 12 and will remain available until December 26, 2006.

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Cytyc to Hold 2006 Investor Day on December 12, 2006

Cytyc Corporation is a leading provider of best-in-class medical technology that enables physicians and laboratories to improve patients’ lives throughout the world. Cytyc provides diagnostic and minimally invasive surgical products targeting cancer and women’s health. The ThinPrep® System is the most widely used method for cervical cancer screening in the United States. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep®3000 Processor, ThinPrep® Imaging System, and related reagents, filters, and other supplies. The ThinPrep System also provides the platform from which the Company launched its expansion into breast cancer risk assessment with the FirstCyte® Breast Test. The NovaSure® Impedance Controlled Endometrial Ablation System, or the NovaSure® System, is an innovative endometrial ablation device to treat menorrhagia, or excessive menstrual bleeding. The MammoSite® Radiation Therapy System is a single-use device for the treatment of breast cancer that positions radiation sources directly into the post-lumpectomy site to optimize radiation treatment delivery while minimizing damage to healthy tissue. The GliaSite® Radiation Therapy System is for the treatment of malignant brain tumors.

Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC. Cytyc, ThinPrep, FirstCyte, NovaSure, MammoSite, and GliaSite are registered trademarks of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to Cytyc’s future financial condition, operating results and economic performance, and management’s expectations regarding key customer relationships, future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and customers as well as reliance on proprietary technology, uncertainty of product development efforts and timelines, management of growth, product diversification, and organizational change, entry into new market segments domestically and new markets internationally, risks associated with litigation, the successful consummation of planned acquisition transactions, the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and healthcare reimbursement policies in the United States and abroad, introduction of technologies that are disruptive to Cytyc’s business and operations, the impact of new accounting requirements and governmental rules and regulations, as well as other risks detailed in Cytyc’s filings with the Securities and Exchange Commission, including those under the heading “Risk Factors” in its 2005 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Rev. 11/15/06

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